EXHIBIT 99.2

                                               [International DisplayWorks, Inc.
                                                         Corporate Logo Omitted]


   International DisplayWorks Announces Addition of Glenn E. Neland, Dell Vice
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                        President, to Board of Directors
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    Industry veteran strengthens corporate governance, supply chain expertise

                              FOR IMMEDIATE RELEASE
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For additional information contact:
Tom Lacey, CEO                              or       Matthew Hayden, President
International DisplayWorks, Inc.                     Hayden Communications, Inc.
(916) 415-0864                                       (843) 272-4653
                                                     matt@haydenir.com


ROCKLIN, Calif., -- December 7, 2004--International DisplayWorks, Inc. (IDW) (OTC/BB: IDWK) today announced that Glen E. Neland has agreed to join the Company's Board of Directors as an outside director. Mr. Neland, 55, currently serves as Senior Vice President of Worldwide Procurement and Global Customer Experience for Dell, Inc. (Nasdaq: DELL), reporting directly to President and Chief Executive Officer Kevin Rollins.

Mr Neland has spent the last seven years at Dell after 19 years at Texas Instruments. Mr. Neland currently shares responsibility for all procurement activities and for managing the customer experience initiative on a worldwide basis for Dell. Prior to his current position, Mr. Neland served as vice president of Worldwide Procurement Commodities, where he was responsible for global supply chain optimization, driving for excellence in the areas of cost, quality, availability, technology and service for all computer system commodities and sub-systems. During his tenure at Dell, Mr. Neland has also been responsible for notebook operations and portables procurement. Before joining Dell in October 1997, Mr. Neland held various positions over a 19-year period at Texas Instruments, including general manager for Notebook Computers, vice president and general manager of Printing Systems as well as other operations and engineering positions. Mr. Neland earned a bachelor's degree in electrical engineering from the University of Illinois.

Glenn Neland commented, "I have had a chance to work with Tom in the past and I share his enthusiasm for IDW's growth prospects in the very large LCD market. I look forward to working with Tom, the rest of the IDW board and contributing to the growth of the company."

Tom Lacey, International DisplayWorks' Chief Executive Officer, added, "I am absolutely thrilled Glenn is joining the IDW board. I have worked with Glenn previously in my career and have always had a great deal of respect for him. Glenn brings tremendous experience to IDW's Board of Directors. Glenn's direct experience in helping Dell achieve very rapid growth, while maintaining excellent product quality, with a world class supply chain and his knowledge of the evolution of PCs and handheld devices will all be very valuable to our growth plans at IDW -- especially as our new factory comes on line. I welcome him to the IDW team and look forward to his expertise and contributions."

About International DisplayWorks

International DisplayWorks, Inc. is a manufacturer and designer of high quality liquid crystal displays, modules and assemblies for a variety of customer needs including OEM applications. IDW owns 410,000 square feet of manufacturing facilities in the People's Republic of China (PRC) and employs approximately more than 2,000 people. Sales offices are located in US, Europe, Hong Kong, Singapore, and China. Copies of IDW's 10-K and other documents as filed with the SEC are available through a link on our web site: www.idwlcd.com.


About International DisplayWorks

International DisplayWorks, Inc. is a manufacturer and designer of high quality liquid crystal displays, modules and assemblies for a variety of customer needs including OEM applications. IDW owns 410,000 square feet of manufacturing facilities in the People's Republic of China (PRC) and employs approximately more than 2,000 people. Sales offices are located in US, Europe, Hong Kong, Singapore, and China. Copies of IDW's 10-K and other documents as filed with the SEC are available through a link on our web site: www.idwlcd.com.

NOTE: The foregoing is news relating to International DisplayWorks, Inc. ("IDW") and contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. When used in this release, the words "anticipate," "believe," "estimate," "expect" and similar expressions as they relate to IDW or its management, including without limitation, IDW and its subsidiaries, are intended to identify such forward-looking statements. IDW's actual results, performance or achievements could differ materially from the results expressed in, or implied by these forward-looking statements. For more detailed information the reader is referred to IDW's 10-K and other related documents filed with the Securities and Exchange Commission. This does not constitute an offer to buy or sell securities by the Company and is meant purely for informational purposes.